                                                                       EXHIBIT 5


                                  May 16, 2001



Advanced Environmental Recycling Technologies, Inc.
914 N. Jefferson Street
Springdale, Arkansas 72764

Re: Advanced Environmental Recycling Technologies, Inc. ("Company") Registration Statement on Form S-3 (Registration No. 333-93763)

Gentlemen:

         We have acted as counsel for the Company in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Act"), pursuant to the Company's registration statement on Form S-3, filed on or about the date hereof (the "Registration Statement") of an aggregate of up to 14,293,033 shares of the Company's Class A Common Stock, $0.01 par value (the "Common Stock"), issued or issuable from time to time by the Company as follows:

         (i) up to 738,547 Shares (the "Interest Shares") issuable as quarterly interest payments upon $3,157,463 million aggregate principal amount of 12% Promissory Notes (the "Notes"), issued to certain of the Selling Stockholders pursuant to Note Purchase Agreements entered into as of October 1997, February 1998, April 1998, June 1998 and August 1998, as disclosed in more detail in the Registration Statement;

         (ii) up to 6,848,472 Shares (the "Warrant Shares") issuable upon the exercise of stock purchase warrants (the "Warrants") issued and issuable hereafter to certain of the Selling Stockholders pursuant to Warrants issued by the Company to such Selling Stockholders at various times, as disclosed in more detail in the Registration Statement;

         (iii) up to 5,154,351 Shares (the "Conversion Shares") issuable upon the conversion of Series A, B and C Preferred Stock (the "Preferred Stock") issued by the Company to certain Selling Stockholders as disclosed in more detail in the Registration Statement; and

         (iv) up to 1,551,663 Shares (the "Premium Shares") issuable as an accreting premium in accordance with the terms of the Preferred Stock (and which shares may also be issuable upon conversion of Preferred Stock as to which such premium has accreted).

Advanced Environmental Recycling Technologies, Inc.
May 16, 2001 - Page 2


         We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed below. In rendering such opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinion, we have relied upon representations of the Company.

         Based upon such examination and representations, we advise you that, in our opinion:

         (i) when issued to the holders of the Notes in accordance with the terms of the Notes, the Interest Shares will be duly authorized, validly issued, fully paid and nonassessable;

         (ii) when issued to the holders of the Warrants upon the exercise thereof in accordance with the terms of the respective warrant agreements (including the payment of the exercise price specified therein), the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable; and

         (iii) when issued to the holders of Preferred Stock in accordance with the terms thereof, including upon conversion of the Preferred Stock in accordance with the terms thereof, the Premium Shares and the Conversion Shares will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein.

         This opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.



                                              Very truly yours,



                                              AKIN, GUMP, STRAUSS, HAUER &
                                              FELD, L.L.P.